CONTACT:
John K. Schmidt
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

FOR IMMEDIATE RELEASE
MONDAY, APRIL 28, 2008

HEARTLAND FINANCIAL USA, INC. REPORTS FIRST QUARTER 2008 EARNINGS

Highlights

▪	Net interest margin maintained at 3.88% compared to 3.87% in fourth quarter 2007
▪	Net income increased $496,000 or 9% over first quarter 2007
▪	Diluted EPS improved to $0.38 per share compared to $0.34 for first quarter 2007
▪	Average earning assets increased $184.1 million or 7% over first quarter 2007
▪	Noninterest income grew $863,000 or 11% over first quarter 2007
▪	Minnesota Bank & Trust opened on April 15, 2008

	Quarters Ended March 31,
	2008	2007
Net income (in millions)	$6.3	$5.8
Income from continuing operations (in millions)	6.3	5.6
Diluted earnings per share	0.38	0.34
Diluted earnings per share from continuing operations	0.38	0.34

Return on average assets	0.77%	0.76%
Return on average equity	10.72	11.18
Net interest margin	3.88	4.04

“We are very satisfied with Heartland’s first quarter performance given the current operating environment.  Net income, earnings per share and assets are all up over last year, with net interest margin maintained at the same level as the second half of 2007. Having said that, there is substantial room for improvement in the level of our nonperforming loans.”-- Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, April 28, 2008—Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported earnings for the first quarter of 2008. Net income was $6.3 million, or $0.38 per diluted share, for the quarter ended March 31, 2008, compared to $5.8 million, or $0.34 per diluted share, earned during the first quarter of 2007, an increase of $496,000 or 9 percent.  Return on average equity was 10.72 percent and return on average assets was 0.77 percent for the first quarter of 2008, compared to 11.18 percent and 0.76 percent, respectively, for the same quarter in 2007.

Lynn B. Fuller, Heartland’s chairman, president and chief executive officer stated, “We are very satisfied with Heartland’s first quarter performance given the current operating environment.  Net income, earnings per share and assets are all up over last year, with net interest margin maintained at the same level as the second half of 2007. Having said that, there is substantial room for improvement in the level of our nonperforming loans.”

Income from continuing operations was $6.3 million, or $0.38 per diluted share, during the first quarter of 2008 compared to $5.6 million, or $0.34 per diluted share, during the first quarter of 2007. The sale of Rocky Mountain Bank’s branch banking office in Broadus, Montana, was completed on June 22, 2007. Included in the sale were $20.9 million of loans and $30.2 million of deposits. The results of operations of the branch are reflected on the income statement as discontinued operations for the prior periods reported.

Net Interest Margin Sustained; Net Interest Income Grows

Net interest margin, expressed as a percentage of average earning assets, was 3.88 percent during the first quarter of 2008 compared to 4.04 percent for the first quarter of 2007 and 3.87 percent for the fourth quarter of 2007.  Affecting the net interest margin throughout the second half of 2007 and first three months of 2008 was the impact of foregone interest on Heartland’s nonperforming loans, which had balances of $39.1 million at March 31, 2008, compared to $31.8 million at year-end 2007. Additionally, early in the third quarter of 2007, a $20.5 million investment was made in bank owned life insurance upon which interest expense associated with the funding of this investment is reflected in net interest margin while the corresponding earnings on this investment is recorded as noninterest income.

Fuller said, “Net interest margin held steady at 3.88%, constrained primarily by the company’s nonperforming loans. We continue to exercise pricing discipline in our lending and funding practices as we focus on returning to levels above 4.00%.”

Net interest income on a tax-equivalent basis totaled $28.7 million during the first quarter of 2008, an increase of $861,000 or 3 percent from the $27.8 million recorded during the first quarter of 2007.  Contributing to this increase was the $184.1 million or 7 percent growth in average earning assets during the comparable quarterly periods.

On a tax-equivalent basis, interest income in the first quarter of 2008 totaled $52.2 million compared to $53.2 million in the first quarter of 2007, a decrease of $1.0 million or 2 percent. Nearly half of the loans in Heartland’s commercial and agricultural loan portfolios are floating rate loans that reprice immediately upon a change in the national prime interest rate, thus changes in the national prime rate impact interest income more quickly than if there were more fixed rate loans. The national prime interest rate was 8.25% for the first three months of 2007. During the first three months of 2008, the national prime interest rate decreased from 7.25% on January 1, 2008, to 5.25% at March 31, 2008.

Interest expense for the first quarter of 2008 was $23.5 million compared to $25.4 million in the first quarter of 2007, a decrease of $1.9 million or 7 percent. Approximately 77 percent of Heartland’s certificate of deposit accounts will mature within the next twelve months at a weighted average rate of 4.30 percent.

Fuller commented, “Our certificate of deposit funding cost is an area where we are seeing substantial improvement in this interest rate environment.  Current maturities are rolling over at rates that are approximately 75 to 100 basis points lower.”

Noninterest Income Rises; Noninterest Expense Moderates

Noninterest income increased by $863,000 or 11 percent during the first quarter of 2008 compared to the same quarter in 2007. The categories experiencing the largest increases for the comparative quarters were loan servicing income, brokerage and insurance commissions and other noninterest income. Loan servicing income increased $301,000 or 30 percent due to an increase in residential real estate loans that Heartland services, which was $604.3 million at March 31, 2007, compared to $658.1 million at March 31, 2008. Brokerage and insurance commissions increased $399,000 or 81 percent for the quarters under comparison, primarily as a result of the March 2007 acquisition of brokerage personnel and a book of business by Summit Bank & Trust and the receipt by Dubuque Bank and Trust Company’s insurance agency of its annual insurance contingency that exceeded the prior year’s payment. The initial public offering of Visa Inc. completed on March 18, 2008, provided Heartland with a $246,000 pre-tax gain, which was recorded as other noninterest income during the first quarter of 2008.

Fuller stated, “Noninterest income is the subject of ongoing emphasis for Heartland.  To supplement the continued revenue growth from our Wealth Management Group and Investment Services unit, we are carefully evaluating the pricing of every service line to assure a fair return to the banks that is in line with our costs and competitive forces.”

For the first quarter of 2008, noninterest expense increased $1.4 million or 6 percent from the same period in 2007. The largest component of noninterest expense, salaries and employee benefits, increased $624,000 or 4 percent during the first quarter of 2008 compared to the first quarter of 2007, primarily due to the expansion of Summit Bank & Trust, the formation of Minnesota Bank & Trust and additional staffing at Heartland’s operations center to provide support services to the growing number of bank subsidiaries. Total full-time equivalent employees increased to 995 at March 31, 2008, from 982 at March 31, 2007. Occupancy expenses increased $417,000 or 22 percent for the first quarter of 2008 compared to the same quarter in 2007, primarily as a result of branch expansions completed throughout 2007. The other noninterest expense category to experience a significant increase during the quarters under comparison was outside services, which increased $241,000 or 11 percent. Nearly all this increase was attributable to additional FDIC assessments as a majority of the FDIC credits at Heartland’s bank subsidiaries were utilized during 2007.

Commenting on Heartland’s expansion efforts, Fuller said, “In addition to the opening of Minnesota Bank & Trust, our plan for 2008 anticipates a slower pace, with the addition of only two or three new locations.  Currently, 25 percent of our banking locations have been open less than three years. We recognize that bringing these offices up to speed offers a significant opportunity for earnings growth.”

Referring to the de novo bank now open in Minnesota, Fuller added, “Minnesota Bank & Trust, the tenth independent charter in the Heartland network, is now open for business in Edina, Minnesota.  The new bank specializes in services for business and affluent individuals in the market. We believe now is an excellent time to open a new bank in the Twin Cities and are looking forward to the bank’s grand opening in May.”

Heartland’s effective tax rate was 27.86 percent for the first quarter of 2008 compared to 30.95 percent for the first quarter of 2007.  The decrease in Heartland’s effective tax rate during the first quarter of 2008 resulted primarily from $170,000 in federal rehabilitation tax credits associated with Dubuque Bank and Trust Company’s ownership interest in a limited liability company that owns a certified historic structure and also from $163,000 of additional non-taxable income associated with the increase in the cash surrender value on life insurance policies. Heartland’s effective tax rate is also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 20.17 percent during the first quarter of 2008 compared to 21.09 percent during the same quarter of 2007. The tax-equivalent adjustment for this tax-exempt interest income was $943,000 during the first quarter of 2008 compared to $929,000 during the same quarter in 2007.

Loan Growth Slows; Solid Growth in Deposits

At March 31, 2008, total assets had increased $36.4 million or 4 percent annualized since year-end 2007. Total loans and leases were $2.27 billion at March 31, 2008, compared to $2.28 billion at year-end 2007, a decrease of $8.5 million or 1 percent annualized. Aside from the payoff of one commercial real estate loan totaling $24.3 million, growth in loans totaled $15.8 million or 3 percent annualized since year-end 2007. A majority of this increase was in agricultural and agricultural real estate loans, which totaled $238.2 million at March 31, 2008, an increase of $12.5 million or 22 percent annualized since year-end 2007. Nearly all this growth occurred at Dubuque Bank and Trust Company.

Total deposits grew to $2.42 billion at March 31, 2008, an increase of $44.6 million or 8 percent annualized since year-end 2007. Growth in deposits was weighted more heavily in Heartland’s Western markets. Demand deposits experienced a decrease of $3.8 million or 4 percent annualized since year-end 2007. Savings deposit balances experienced an increase of $8.0 million or 4 percent annualized since year-end 2007 and time deposits, exclusive of brokered deposits, experienced an increase of $19.9 million or 7 percent annualized since year-end 2007. At March 31, 2008, brokered time deposits totaled $89.4 million or 4 percent of total deposits compared to $69.0 million or 3 percent of total deposits at year-end 2007.

Increase in Nonperforming Loans

The allowance for loan and lease losses at March 31, 2008, was 1.48 percent of loans and 86 percent of nonperforming loans, compared to 1.45 percent of loans and 104 percent of nonperforming loans at December 31, 2007. Additions to the allowance for loan and lease losses were primarily driven by the continued softening of the economy and reduced real estate values, particularly in the Phoenix market. Nonperforming loans were $39.1 million or 1.72 percent of total loans and leases at March 31, 2008, compared to $31.8 million or 1.40 percent of total loans and leases at December 31, 2007. The majority of the $7.3 million increase in nonperforming loans from December 31, 2007, resulted from one large credit originated by Arizona Bank & Trust. Slightly over 61 percent, or $23.7 million, of Heartland’s nonperforming loans are to 6 borrowers, with $8.9 million originated by Wisconsin Community Bank and $13.4 million originated by Arizona Bank & Trust. Net charge-offs during the first quarter of 2008 were $1.1 million compared to $362,000 during the first quarter of 2007. Management monitors the loan portfolio of each bank subsidiary and, at this point, does not believe that the increase in nonperforming loans is any indication of a systemic problem but is more likely a result of the continuing shift in the economy in some of Heartland’s markets.

With all of the recent attention given to subprime lending, Heartland believes it is important to note that its bank subsidiaries have not been active in the origination of subprime loans. Consistent with Heartland’s community banking model, which includes meeting the legitimate credit needs within the communities served, the bank subsidiaries may make loans to borrowers possessing subprime characteristics if there are mitigating factors present that will reduce the potential default risk of the loan. Loans past due more than thirty days in Heartland’s residential real estate loan portfolio, including serviced loans, were 1.05 percent of the total loan balances at March 31, 2008, and loans in foreclosure on residential real estate loans, including those sold, totaled 22 at March 31, 2008.

Fuller concluded, “Like most banks of all sizes, we are disappointed in the growth we have seen in our nonperforming loans. Nevertheless, our nonperformers continue to be comprised of a relatively few larger credits in two of our subsidiary banks.  We are focusing a great deal of time and talent on collecting nonperforming loans to unlock the earnings potential as those dollars are converted back into earning assets.”

Conference Call Details

Heartland will host a conference call for investors at 4:00 p.m. EDT today. To participate, dial 800-219-6110 at least five minutes before start time, or log onto www.htlf.com. If you are unable to participate on the call, a replay will be available through May 5, 2008, by dialing 800-405-2236, passcode 11112227, or by logging onto www.htlf.com.

About Heartland Financial USA, Inc.:

Heartland Financial USA, Inc. is a $3.3 billion diversified financial services company providing banking, mortgage, wealth management, insurance and consumer finance services to individuals and businesses. The Company currently has 60 banking locations in 41 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Heartland’s financial condition, results of operations, plans, objectives, future performance and business.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions.  Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following:  (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii)  the loss of key executives or employees; (viii)  changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, is included in the Risk Factors section of its Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission.

-FINANCIAL TABLES FOLLOW-

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended
	3/31/2008	3/31/2007
Interest Income
Interest and fees on loans and leases	$42,899	$45,558
Interest on securities and other:
Taxable	6,615	5,297
Nontaxable	1,647	1,458
Interest on federal funds sold	131	-
Interest on deposits in other financial institutions	5	10
Total Interest Income	51,297	52,323
Interest Expense
Interest on deposits	17,096	18,298
Interest on short-term borrowings	2,186	3,811
Interest on other borrowings	4,277	3,323
Total Interest Expense	23,559	25,432
Net Interest Income	27,738	26,891
Provision for loan and lease losses	1,761	1,926
Net Interest Income After Provision for Loan and Lease Losses	25,977	24,965
Noninterest Income
Service charges and fees	2,615	2,571
Loan servicing income	1,296	995
Trust fees	2,021	2,121
Brokerage and insurance commissions	892	493
Securities gains, net	362	125
Gain (loss) on trading account securities	(207)	41
Impairment loss on equity securities	(86)	-
Gains on sale of loans	504	591
Income on bank owned life insurance	463	300
Other noninterest income	614	374
Total Noninterest Income	8,474	7,611
Noninterest Expense
Salaries and employee benefits	14,793	14,169
Occupancy	2,344	1,927
Furniture and equipment	1,768	1,676
Outside services	2,510	2,269
Advertising	795	769
Other intangibles amortization	236	219
Other noninterest expenses	3,318	3,367
Total Noninterest Expense	25,764	24,396
Income Before Income Taxes	8,687	8,180
Income taxes	2,420	2,532
Income From Continuing Operations	6,267	5,648
Discontinued Operations
Income from operations of discontinued operations	-	191
Income taxes	-	68
Income From Discontinued Operations	-	123
Net Income	$6,267	$5,771
Earnings per common share-basic	$0.38	$0.35
Earnings per common share-diluted	$0.38	$0.34
Earnings per common share from continuing operations-basic	$0.38	$0.34
Earnings per common share from continuing operations-diluted	$0.38	$0.34
Weighted average shares outstanding-basic	16,378,394	16,542,876
Weighted average shares outstanding-diluted	16,465,985	16,760,688

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended
	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007
Interest Income
Interest and fees on loans and leases	$ 42,899	$ 46,083	$ 47,406	$ 47,748	$ 45,558
Interest on securities and other:
Taxable	6,615	5,927	5,446	5,267	5,297
Nontaxable	1,647	1,665	1,513	1,443	1,458
Interest on federal funds sold	131	77	310	-	-
Interest on deposits in other financial institutions	5	13	2	8	10
Total Interest Income	51,297	53,765	54,677	54,466	52,323
Interest Expense
Interest on deposits	17,096	19,540	20,477	19,550	18,298
Interest on short-term borrowings	2,186	2,748	2,764	3,970	3,811
Interest on other borrowings	4,277	3,971	4,199	3,240	3,323
Total Interest Expense	23,559	26,259	27,440	26,760	25,432
Net Interest Income	27,738	27,506	27,237	27,706	26,891
Provision for loan and lease losses	1,761	3,304	575	4,268	1,926
Net Interest Income After Provision for Loan and Lease Losses	25,977	24,202	26,662	23,438	24,965
Noninterest Income
Service charges and fees	2,615	2,821	2,861	2,855	2,571
Loan servicing income	1,296	1,273	1,068	1,040	995
Trust fees	2,021	1,788	2,089	2,055	2,121
Brokerage and insurance commissions	892	939	820	845	493
Securities gains, net	362	38	31	147	125
Gain (loss) on trading account securities	(207)	(185)	(7)	46	41
Impairment loss on equity securities	(86)	-	-	-	-
Gains on sale of loans	504	1,527	604	856	591
Income on bank owned life insurance	463	565	595	317	300
Other noninterest income	614	(676)	(145)	(68)	374
Total Noninterest Income	8,474	8,090	7,916	8,093	7,611
Noninterest Expense
Salaries and employee benefits	14,793	11,888	14,301	14,210	14,169
Occupancy	2,344	1,961	2,004	2,010	1,927
Furniture and equipment	1,768	1,848	1,669	1,779	1,676
Outside services	2,510	2,544	2,374	2,368	2,269
Advertising	795	948	886	1,039	769
Other intangibles amortization	236	240	241	192	219
Other noninterest expenses	3,318	4,105	3,272	3,331	3,367
Total Noninterest Expense	25,764	23,534	24,747	24,929	24,396
Income Before Income Taxes	8,687	8,758	9,831	6,602	8,180
Income taxes	2,420	2,006	2,906	1,965	2,532
Income From Continuing Operations	6,267	6,752	6,925	4,637	5,648
Discontinued Operations
Income from operations of discontinued operations	-	-	-	2,565	191
Income taxes	-	-	-	1,017	68
Income From Discontinued Operations	-	-	-	1,548	123
Net Income	$ 6,267	$ 6,752	$ 6,925	$ 6,185	$ 5,771
Earnings per common share-basic	$ 0.38	$ 0.41	$ 0.42	$ 0.38	$ 0.35
Earnings per common share-diluted	$ 0.38	$ 0.41	$ 0.42	$ 0.37	$ 0.34
Earnings per common share from continuingoperations-basic	$ 0.38	$ 0.41	$ 0.42	$ 0.28	$ 0.34
Earnings per common share from continuingoperations-diluted	$ 0.38	$ 0.41	$ 0.42	$ 0.28	$ 0.34
Weighted average shares outstanding-basic	16,378,394	16,481,854	16,447,270	16,451,031	16,542,876
Weighted average shares outstanding-diluted	16,465,985	16,574,540	16,543,635	16,644,286	16,760,688

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007
Assets
Cash and cash equivalents	$ 50,141	$ 46,832	$ 31,591	$ 35,721	$ 62,232
Securities	734,690	689,949	648,337	590,194	587,803
Loans held for sale	11,222	12,679	16,267	22,346	42,644
Loans and leases:
Held to maturity	2,271,663	2,280,167	2,274,119	2,298,256	2,224,097
Allowance for loan and lease losses	(33,695)	(32,993)	(31,438)	(32,738)	(31,545)
Loans and leases, net	2,237,968	2,247,174	2,242,681	2,265,518	2,192,552
Premises, furniture and equipment, net	119,542	120,285	119,461	115,885	112,951
Goodwill	40,207	40,207	40,207	40,207	40,207
Other intangible assets, net	8,416	8,369	8,378	8,530	8,997
Cash surrender value on life insurance	56,018	55,532	54,936	33,810	33,698
Assets of discontinued operations held for sale	-	-	-	-	20,947
Other assets	42,276	43,099	40,597	42,205	34,329
Total Assets	$ 3,300,480	$ 3,264,126	$ 3,202,455	$ 3,154,416	$ 3,136,360

Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Demand	$ 377,709	$ 381,499	$ 367,617	$ 368,234	$ 360,744
Savings	863,067	855,036	850,845	804,949	825,600
Brokered time deposits	89,439	68,984	116,082	119,958	118,151
Other time deposits	1,090,724	1,070,780	1,086,732	1,075,024	1,045,330
Total deposits	2,420,939	2,376,299	2,421,276	2,368,165	2,349,825
Short-term borrowings	226,106	354,146	256,822	274,141	304,342
Other borrowings	380,479	263,607	268,716	268,758	210,804
Liabilities of discontinued operations held for sale	-	-	-	-	32,086
Accrued expenses and other liabilities	37,103	39,474	33,366	31,709	27,453
Total Liabilities	3,064,627	3,033,526	2,980,180	2,942,773	2,924,510
Stockholders’ Equity	235,853	230,600	222,275	211,643	211,850
Total Liabilities and Stockholders’ Equity	$ 3,300,480	$ 3,264,126	$ 3,202,455	$ 3,154,416	$ 3,136,360

Common Share Data
Book value per common share	$ 14.46	$ 14.04	$ 13.48	$ 12.88	$ 12.85
FAS 115 effect on book value per common share	$ 0.52	$ 0.37	$ 0.13	$ (0.15)	$ 0.10
Common shares outstanding, net of treasury stock	16,312,384	16,427,016	16,492,245	16,437,459	16,484,541

Tangible Capital Ratio(1)	5.88%	5.78%	5.62%	5.35%	5.38%

(1) Total stockholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights).

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	For the Quarters Ended
	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007

Average Balances
Assets	$ 3,269,534	$ 3,211,155	$ 3,176,715	$ 3,158,088	$ 3,073,337
Loans and leases	2,284,634	2,283,591	2,287,264	2,302,037	2,214,852
Deposits	2,338,634	2,409,315	2,415,158	2,348,386	2,270,678
Earning assets	2,974,215	2,910,942	2,890,761	2,857,840	2,790,087
Interest bearing liabilities	2,637,962	2,571,327	2,558,460	2,524,956	2,457,797
Stockholders’ equity	235,144	225,945	216,038	211,639	209,338
Tangible stockholders’ equity	194,600	184,871	174,637	169,641	167,566

Earnings Performance Ratios
Annualized return on average assets	0.77%	0.83%	0.86%	0.79%	0.76%
Annualized return on average equity	10.72	11.86	12.72	11.72	11.18
Annualized return on average tangible equity	12.95	14.49	15.91	14.62	13.97
Annualized net interest margin(1)	3.88	3.87	3.87	4.02	4.04
Efficiency ratio(2)	70.02	64.54	68.58	68.39	69.13

(1)      Tax equivalent basis is calculated using an effective tax rate of 35%
(2)      Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and For	As of and For	As of and For	As of and For
	the Quarter	the Year	the Quarter	the Year
	Ended	Ended	Ended	Ended
	3/31/2008	12/31/2007	3/31/2007	12/31/2006
Loan and Lease Data
Commercial and commercial real estate	$ 1,616,190	$ 1,632,597	$ 1,564,676	$ 1,483,738
Residential mortgage	210,147	217,044	230,128	225,343
Agricultural and agricultural real estate	238,178	225,663	225,353	233,748
Consumer	202,348	199,518	194,538	194,652
Direct financing leases, net	8,386	9,158	13,273	14,359
Unearned discount and deferred loan fees	(3,586)	(3,813)	(3,871)	(3,995)
Total loans and leases	$ 2,271,663	$ 2,280,167	$ 2,224,097	$ 2,147,845

Asset Quality
Nonaccrual loans	$ 38,748	$ 30,694	$ 9,436	$ 8,104
Loans and leases past due ninety days or more as tointerest or principal payments	378	1,134	494	315
Other real estate owned	2,714	2,195	1,689	1,575
Other repossessed assets	494	438	359	349
Total nonperforming assets	$ 42,334	$ 34,461	$ 11,978	$ 10,343

Allowance for Loan and Lease Losses
Balance, beginning of period	$ 32,993	$ 29,981	$ 29,981	$ 27,791
Provision for loan and lease losses from continuingoperations	1,761	10,073	1,926	3,883
Provision for loan and lease losses from discontinuedoperations	-	-	-	(5)
Loans charged off	(1,315)	(8,564)	(726)	(3,989)
Recoveries	256	1,641	364	1,733
Additions related to acquired bank	-	-	-	591
Reductions related to discontinued operations	-	(138)	-	(23)
Balance, end of period	$ 33,695	$ 32,993	$ 31,545	$ 29,981

Asset Quality Ratios
Ratio of nonperforming loans and leases to total loans and leases	1.72%	1.40%	0.45%	0.39%
Ratio of nonperforming assets to total assets	1.28	1.06	0.38	0.34
Ratio of net loan chargeoffs to average loans and leases	0.05	0.30	0.02	0.11
Allowance for loan and lease losses as a percent of loans and leases	1.48	1.45	1.38	1.40
Allowance for loan and lease losses as a percent of nonperforming loans and leases	86.12	103.66	317.67	356.11

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarters Ended
	3/31/2008			3/31/2007
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$556,859	$6,615	4.78%	$474,390	$5,297	4.53%
Nontaxable(1)	145,942	2,421	6.67	131,068	2,215	6.85
Total securities	702,801	9,036	5.17	605,458	7,512	5.03
Interest bearing deposits	432	5	4.66	481	10	8.43
Federal funds sold	19,006	131	2.77	-	-	-
Loans and leases:
Commercial and commercial real estate(1)	1,623,511	28,597	7.08	1,543,366	30,566	8.03
Residential mortgage	224,902	3,701	6.62	242,946	4,122	6.88
Agricultural and agricultural real estate(1)	228,964	4,324	7.60	221,634	4,430	8.11
Consumer	198,469	4,931	9.99	193,179	4,985	10.47
Direct financing leases, net	8,788	133	6.09	13,727	200	5.91
Fees on loans	-	1,382	-	-	1,427	-
Less: allowance for loan and lease losses	(32,658)	-	-	(30,704)	-	-
Net loans and leases	2,251,976	43,068	7.69	2,184,148	45,730	8.49
Total earning assets	2,974,215	$52,240	7.06%	2,790,087	$53,252	7.74%
Nonearning Assets	295,319			283,250
Total Assets	$3,269,534			$3,073,337
Interest Bearing Liabilities
Interest bearing deposits
Savings	$827,988	$4,035	1.96%	$803,973	$5,433	2.74%
Time, $100,000 and over	308,760	3,547	4.62	251,360	2,990	4.82
Other time deposits	845,308	9,514	4.53	868,229	9,875	4.61
Short-term borrowings	301,616	2,186	2.91	314,026	3,811	4.92
Other borrowings	354,290	4,277	4.86	220,209	3,323	6.12
Total interest bearing liabilities	2,637,962	23,559	3.59	2,457,797	25,432	4.20
Noninterest Bearing Liabilities
Noninterest bearing deposits	356,578			347,116
Accrued interest and other liabilities	39,850			59,086
Total noninterest bearing liabilities	396,428			406,202
Stockholders’ Equity	235,144			209,338
Total Liabilities and Stockholders’ Equity	$3,269,534			$3,073,337
Net interest income(1)		$28,681			$27,820
Net interest spread(1)			3.47%			3.54%
Net interest income to total earning assets(1)			3.88%			4.04%
Interest bearing liabilities to earning assets	88.69%			88.09%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA – SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of and For the Quarter Ended 3/31/2008	As of and For the Year Ended 12/31/2007	As of and For the Quarter Ended 3/31/2007	As of and For the Year Ended 12/31/2006
Total Assets
Dubuque Bank and Trust Company	$973,201	$976,489	$876,288	$843,282
New Mexico Bank & Trust	669,783	672,863	649,075	638,712
Rocky Mountain Bank	446,084	427,437	447,067	438,972
Wisconsin Community Bank	404,517	399,532	415,873	413,108
Riverside Community Bank	235,361	225,206	199,584	199,483
Galena State Bank & Trust Co.	220,519	215,698	214,605	219,863
Arizona Bank & Trust	215,506	222,576	234,715	223,567
First Community Bank	123,429	127,305	120,513	118,010
Summit Bank & Trust	49,855	46,668	35,465	21,590
Total Deposits
Dubuque Bank and Trust Company	$698,820	$670,257	$636,027	$636,527
New Mexico Bank & Trust	473,823	459,530	461,641	437,708
Rocky Mountain Bank	337,577	305,933	345,618	335,053
Wisconsin Community Bank	312,389	321,647	339,508	336,015
Riverside Community Bank	191,131	187,052	164,137	162,319
Galena State Bank & Trust Co.	178,268	177,040	178,912	178,388
Arizona Bank & Trust	147,401	155,093	179,941	176,438
First Community Bank	100,647	103,602	98,454	95,287
Summit Bank & Trust	32,400	30,860	16,395	6,514
Return on Average Assets
Dubuque Bank and Trust Company	1.65%	1.34%	1.31%	1.45%
New Mexico Bank & Trust	1.07	1.48	1.26	1.21
Rocky Mountain Bank	.60	1.51	0.88	1.18
Wisconsin Community Bank	0.88	0.62	0.67	0.53
Riverside Community Bank	0.34	0.55	0.50	0.64
Galena State Bank & Trust Co.	1.60	0.92	1.23	1.35
Arizona Bank & Trust	(0.63)	(0.08)	0.43	0.47
First Community Bank	1.27	1.30	1.39	1.01
Summit Bank & Trust	(4.03)	(2.43)	(4.24)	(6.31)
Net Interest Margin
Dubuque Bank and Trust Company	3.54%	3.40%	3.42%	3.61%
New Mexico Bank & Trust	4.61	4.80	4.80	5.05
Rocky Mountain Bank	4.42	4.76	4.70	5.16
Wisconsin Community Bank	3.66	3.45	3.78	3.83
Riverside Community Bank	3.17	3.39	3.74	3.71
Galena State Bank & Trust Co.	3.58	3.40	3.55	3.45
Arizona Bank & Trust	4.09	4.56	4.91	4.92
First Community Bank	3.72	3.80	3.99	3.95
Summit Bank & Trust	3.96	5.10	7.20	6.98
Net Income (Loss)
Dubuque Bank and Trust Company	$3,978	$11,907	$2,785	$11,990
New Mexico Bank & Trust	1,790	8,727	1,959	6,873
Rocky Mountain Bank	643	6,622	954	4,840
Wisconsin Community Bank	874	2,355	682	2,109
Riverside Community Bank	193	1,055	247	1,252
Galena State Bank & Trust Co.	866	1,895	654	3,167
Arizona Bank & Trust	(340)	(154)	242	902
First Community Bank	394	1,476	404	1,197
Summit Bank & Trust	(475)	(965)	(275)	(1,220)

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA – SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of 3/31/2008	As of 12/31/2007	As of 3/31/2007	As of 12/31/2006
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$647,621	$637,782	$621,691	$581,166
New Mexico Bank & Trust	444,744	455,383	420,915	410,438
Rocky Mountain Bank	314,005	316,776	325,698	309,943
Wisconsin Community Bank	287,232	285,010	282,334	272,407
Riverside Community Bank	153,113	146,925	139,236	137,102
Galena State Bank & Trust Co.	138,036	144,152	155,024	158,222
Arizona Bank & Trust	152,682	160,309	171,087	160,614
First Community Bank	77,669	84,475	79,304	81,498
Summit Bank & Trust	33,826	27,493	26,755	14,953
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$7,948	$7,827	$7,507	$7,235
New Mexico Bank & Trust	6,377	6,079	5,452	5,352
Rocky Mountain Bank	4,319	4,061	4,263	4,044
Wisconsin Community Bank	4,266	4,520	4,782	4,570
Riverside Community Bank	2,026	1,885	1,854	1,747
Galena State Bank & Trust Co.	1,746	1,830	2,031	2,049
Arizona Bank & Trust	3,736	3,605	2,456	2,133
First Community Bank	1,162	1,179	1,093	1,182
Summit Bank & Trust	453	367	334	192
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$3,734	$3,344	$1,210	$1,216
New Mexico Bank & Trust	3,635	1,130	1,246	2,206
Rocky Mountain Bank	3,253	2,099	762	822
Wisconsin Community Bank	12,471	12,152	2,450	1,966
Riverside Community Bank	2,777	2,671	969	602
Galena State Bank & Trust Co.	1,189	1,707	426	370
Arizona Bank & Trust	8,218	5,541	207	254
First Community Bank	1,919	1,312	452	588
Summit Bank & Trust	1,390	1,376	-	-
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	1.23%	1.23%	1.21%	1.24%
New Mexico Bank & Trust	1.43	1.33	1.30	1.30
Rocky Mountain Bank	1.38	1.28	1.31	1.30
Wisconsin Community Bank	1.49	1.59	1.69	1.68
Riverside Community Bank	1.32	1.28	1.33	1.27
Galena State Bank & Trust Co.	1.26	1.27	1.31	1.30
Arizona Bank & Trust	2.45	2.25	1.44	1.33
First Community Bank	1.50	1.40	1.38	1.45
Summit Bank & Trust	1.34	1.33	1.25	1.28